SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2005

ARAMARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-238-3000 N/A (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On August 9, 2005, the Board of Directors of ARAMARK Corporation (the “Company”) approved new compensation for the Company’s Board. As described in the summary of the Board’s compensation, which is attached hereto as Exhibit 10.1, effective October 1, 2005, the Company’s directors will receive a total of $125,000 of annual compensation composed of $62,500 in cash and $62,500 split between stock options ($36,250), based on a Black Scholes valuation, and deferred stock units ($26,250), each granted in quarterly installments. The form of grant certificate, including rules and procedures, that will be used to grant deferred stock units from time to time is attached hereto as Exhibit 10.2. Finally, Directors are reimbursed for travel and other expenses in connection with their service on the Board and Board committees.

In addition, on August 9, 2005, the Board of Directors adopted a 2005 Deferred Compensation Plan (the “2005 Plan”) that complies with the deferred compensation rules set forth in Section 409A of the Internal Revenue Code. The 2005 Plan is substantially similar to the Company’s 2001 Deferred Compensation Plan (the “2001 Plan”), except for the following significant changes that are required by the new deferred compensation rules:

•	The 2005 Plan clarifies that only performance-based bonuses may be deferred under the new rules.

•	For certain “specified employees” (the top 50 compensated employees), payouts cannot be made until six (6) months after termination of employment, while under the 2001 Plan, such employees could be paid out on the date they terminated employment, or any other specified date.

•	The hardship withdrawal provision is more restrictive under the 2005 Plan than it was under the 2001 Plan.

•	The 2005 Plan does not permit the Company to accelerate the payout schedule for monies deferred under the Plan, while the 2001 Plan allowed the Company to accelerate payout at any time.

Finally, the Board of Directors approved a form of Indemnification Agreement on August 9, 2005, which is attached hereto as Exhibit 10.4, that the Company will enter into with its directors, corporate officers and certain corporate employees (each, an “Indemnitee”). The Indemnification Agreement provides the same rights to which directors and officers are currently entitled pursuant to the Company’s certificate of incorporation and by-laws and details further the procedures to be followed in connection with indemnification with the addition of new provisions that: (i) permit an Indemnitee to require the Company to place certain amounts in trust in the event of a potential change in control not approved by the Board of Directors prior to the change in control, (ii) require the Company to procure director and officer liability insurance unless in the Board’s judgment it is unavailable or does not provide effective coverage for the amount of premium and (iii) provide that if an Indemnitee is being indemnified for service on an outside board at the request of ARAMARK, the indemnification by ARAMARK will be in excess of any indemnification or insurance provided by such other entity. Indemnification will not be paid on account of remuneration determined in a final judgment to be in violation of law; for short swing profits under Section 16(b); or if a final judgment establishes that such indemnification is not lawful. The Indemnification Agreement also provides that an Indemnitee will be entitled to advancement of expenses; provided that, prior to such advancement, the Indemnitee must, if required by law, provide an undertaking that, if a final judgment establishes that Indemnitee is not entitled to be indemnified, the Indemnitee will repay the Company any amounts advanced to which the Indemnitee was not entitled.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	ARAMARK Directors’ Compensation Summary.

10.2	Grant Certificate for Deferred Stock Units.

10.3	ARAMARK 2005 Deferred Compensation Plan.

10.4	Form of Indemnification Agreement and attached schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: August 10, 2005	By:	/s/ L. Frederick Sutherland
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	ARAMARK Directors’ Compensation Summary.

10.2	Grant Certificate for Deferred Stock Units.

10.3	ARAMARK 2005 Deferred Compensation Plan.

10.4	Form of Indemnification Agreement and attached schedule.